                                                                   EXHIBIT 10.37

STATE OF MISSISSIPPI
COUNTY OF HARRISON
SECOND JUDICIAL DISTRICT


                               AMENDMENT TO LEASE

     This agreement is entered into this 26th day of February, 1999, by and between Biloxi Casino Corp. ("Biloxi") and Gary Gollott, Tommy Gollott and Tyrone Gollott (the "Gollotts"). Hereinafter, Gollotts and Biloxi may be referred to collectively as "Parties."

     WHEREAS, on November 23, 1992, Biloxi and the Gollotts entered into an agreement whereby Biloxi agreed to lease a thirty (30) foot by three hundred
(300) foot parcel of real property located south of U.S. Highway 90 in Biloxi, Mississippi (the document shall hereinafter be referred to as the "Lease" and the land subject to the Lease as the "Leasehold Estate"); and

     WHEREAS, on December 31, 1997, the Gollotts through an agreement with Secretary of State Eric Clark in his capacity as Trustee of the Public Trust Tidelands, confirmed the ownership of the Gollotts to a certain parcel of land abutting the Leasehold Estate ("Confirmed Parcels'); and

     WHEREAS, a portion of the Confirmed Parcels were previously leased by Biloxi from the State of Mississippi through Secretary of State Clark and not from the Gollotts; and

     WHEREAS, the Confirmed Parcels are described on Exhibit A; and

     WHEREAS, the Parties now desire to amend the Lease by added the Confirmed Parcels to the Leasehold Estate and by providing for an additional lease payment from Biloxi to the Gollotts.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the sufficiency of which is acknowledged by the Gollotts and Biloxi, the Parties agree as follows:

     1. The above recitals are true and each is hereby incorporated as if fully set forth herein.

     2.   The Lease shall be amended only as follows:

          (i)  The Confirmed Parcel shall be added to the Leasehold Estate;

          (ii) Commencing in June 1998, Biloxi shall pay the Gollotts annually the sum of $3,000 as and for the lease of the Confirmed Parcel, with such sum to be adjusted annually by the CPI.

          (iii) The Gollotts, through the term of the Lease, agree to execute any and all documents relating to the Leasehold Estate that may be required by Biloxi or its affiliates in conjunction with any third party business transaction, including but not limited to estoppel certificates and landlord consents required for any loans with Bank of America, so long as the execution of any such document does not subordinate title to the Leasehold Estate or the right of the Gollotts to receive any lease payment therefore.

     3. Other than as amended herein and except for provision 33 therein, all provisions of the Lease shall remain in full force and effect.


                                                  Biloxi Casino Corp.

/s/ Gary Gollott                                  /s/ Robert A. Callaway
------------------------------                    ------------------------------
Gary Gollott

/s/ Tommy Gollott                                 Secretary
------------------------------                    ------------------------------
Tommy Gollott                                     Title

/s/ Tyrone Gollott
------------------------------
Tyrone Gollott